SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Check the appropriate box:
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Cabot Corporation

(Name of Registrant as Specified In Its Charter)

Cabot Corporation

(Name of Person(s) Filing Proxy Statement)

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January 28, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation which will be held on Thursday, March 13, 2003 at 4:00 p.m. in the Cityview Ballroom of the World Trade Center, 200 Seaport Boulevard, Boston, Massachusetts.

      Mailing of the enclosed Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card to you indicates that you were the beneficial owner of shares of Cabot Corporation common stock on January 16, 2003, the record date for determining the persons eligible to vote at the Annual Meeting.

      Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided or, if your proxy card or voting instruction form so indicates, vote electronically via the Internet or telephone.

Sincerely,

KENNETT F. BURNES Chairman of the Board, President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
to be held on March 13, 2003

      The Annual Meeting of Stockholders of Cabot Corporation, a Delaware corporation (the “Company”), will be held in the Cityview Ballroom of the World Trade Center, 200 Seaport Boulevard, Boston, Massachusetts, on March 13, 2003, at 4:00 p.m. Eastern Standard Time, for the following purposes:

1.	To elect four persons to the Board of Directors of the Company for terms expiring in 2006; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      Only stockholders of record at the close of business on January 16, 2003, are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

      It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting:

•	vote over the Internet or by telephone using the instructions on the accompanying proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

•	complete, sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

      Stockholders may still vote in person if they attend the Annual Meeting.

      The Company’s 2002 Annual Report to Stockholders and Form 10-K are being mailed to stockholders with this Notice of Annual Meeting of Stockholders and Proxy Statement.

      A complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for ten days prior to the Annual Meeting, for any purpose germane to the Annual Meeting, during ordinary business hours at the offices of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts.

      Please exercise your right to vote at your earliest convenient time.

By order of the Board of Directors,

Jane A. Bell
Secretary

Two Seaport Lane
Boston, Massachusetts
January 28, 2003

General Information
Item No. 1 -- Election of Directors
Certain Information Regarding Directors
Information on the Board of Directors and its Committees
Audit Committee Report
Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More than Five Percent of Common Stock
Executive Compensation
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Equity Compensation Plan Information
Pension Plan Table
Employment Contracts and Termination of Employment and Change in Control Arrangements
Compensation Committee Report on Executive Compensation
Performance Graph
Certain Relationships and Related Transactions
Compliance with Section 16(a) of the Exchange Act
Future Stockholder Proposals
Annual Report on Form 10-K
Solicitation of Proxies
Miscellaneous

Cabot Corporation
Two Seaport Lane, Suite 1300
Boston, Massachusetts 02210-2019

Proxy Statement

Mailed on or about January 28, 2003, for
Annual Meeting of Stockholders
to be held on March 13, 2003

General Information

      This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation by and on behalf of the Board of Directors of Cabot Corporation, a Delaware corporation (the “Company”), for use at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 4:00 p.m., Eastern Standard Time, on Thursday, March 13, 2003, in the Cityview Ballroom of the World Trade Center, 200 Seaport Boulevard, Boston, Massachusetts, and at any adjournment or postponement of the Annual Meeting. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about January 28, 2003.

      Stockholders attending the Annual Meeting may vote their shares in person even though they have already given a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment or postponement thereof. You may revoke your proxy at any time prior to its use by a written communication to Jane A. Bell, Secretary of the Company, by a duly executed proxy bearing a later date received prior to the closing of the polls or by attending the Annual Meeting and voting in person. Proxies will also be considered voting instructions by participants in employee benefit plans of the Company and a former subsidiary of the Company with respect to shares of the Company’s common stock and convertible preferred stock held for such participants by the trustees of such plans.

      Only stockholders of record as of the close of business on January 16, 2003, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 61,579,861 shares of common stock, par value $1.00 per share (“Common Stock”), and 55,820 shares of Series B ESOP convertible preferred stock, par value $1.00 per share (“Convertible Preferred Stock”). Each share of Common Stock is entitled to one vote and each share of Convertible Preferred Stock is entitled to 146.3782 votes. State Street Bank and Trust Company, the trustee of the Convertible Preferred Stock portion of the Cabot Corporation Retirement Savings Plan (the “Savings Plan”), is the record owner of all of the shares of Convertible Preferred Stock. The Vanguard Fiduciary Trust Company, the trustee of the Common Stock portion of the Savings Plan, is the record owner of all of the shares of Common Stock held by the Savings Plan. Each Trustee is entitled to vote such shares in accordance with instructions from participants in, and the terms of, the Savings Plan.

      A quorum for the election of directors and the consideration of such other business as may properly be presented to the Annual Meeting consists of a majority in interest of all shares of Common Stock and Convertible Preferred Stock outstanding and entitled to vote at the Annual Meeting, considered as a single class. Directors are elected by a plurality of the votes properly cast. Votes withheld for a nominee for election as a director or abstentions, although considered present at the Annual Meeting for the purpose of determining a quorum, will not be treated as votes cast and thus will have no effect on the outcome of the voting.

      There is no provision for cumulative voting.

      The independent accountant for the Company is PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Item No. 1 — Election of Directors

      At the Annual Meeting, John G.L. Cabot, John F. O’Brien, Lydia W. Thomas and Mark S. Wrighton, will be nominated for election to the class of directors whose terms expire in 2006. All of the nominees are currently directors of the Company and were elected by the stockholders at previous Annual Meetings. The Board of Directors expects that all of the nominees will be available for election but, if any of the nominees is not so available at the time of the Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than four nominees.

     Certain Information Regarding Directors

      Set forth below, as of December 31, 2002, for each director of the Company, is information regarding the director’s age, position(s) with the Company, membership on committees of the Board of Directors of the Company, the period during which the director has served as a director and the director’s term of office, family relationship with any other director or executive officer of the Company, business experience during at least the past five years and other directorships in companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and similar positions held by the director.

Kennett F. Burnes
Age: 59
Position: Chairman, President and Chief Executive Officer
Committee Membership: Executive (Chair)
Director since: 1992
Term of Office Expires: 2004
Business Experience:
Cabot Corporation:
  Chairman and Chief Executive Officer — 2001 to present
  President — 1995 to present
  Chief Operating Officer — 1996 to 2001
  Executive Vice President — 1988 to 1995

Directorships:
None

John G.L. Cabot (1)
Age: 68
Committee Memberships: Audit and Nominations
Director since: 1963
Term of Office Expires: 2003 (Nominee for Election)
Business Experience:
Cabot Corporation:
  Vice Chairman of the Board — 1988 to 1995
  Chief Financial Officer — 1992 to 1995

Directorships:
Cabot Oil & Gas Corporation
Eaton Vance Corp.

John S. Clarkeson
Age: 60
Committee Memberships: Compensation (Chair), Executive and Safety, Health and Environmental Affairs
Director since: 1998
Term of Office Expires: 2004
Business Experience:
The Boston Consulting Group, Inc. (management consulting):
  Chairman of the Board — 1998 to present
  Chief Executive Officer and President — 1986 to 1997
Directorships:
The Boston Consulting Group, Inc.

Arthur L. Goldstein
Age: 67
Committee Memberships: Audit and Nominations
Director since: 1995
Term of Office Expires: 2005
Business Experience:
Ionics, Incorporated (water purification):
  Chairman of the Board — 1990 to present
  President and Chief Executive Officer — 1971 to present
Directorships:
Ionics, Incorporated
State Street Corporation
State Street Bank and Trust Company

Gautam S. Kaji
Age: 61
Committee Memberships: Compensation and Safety, Health and Environmental Affairs
Director since: 1998
Term of Office Expires: 2005
Business Experience:
World Bank:
  Managing Director of Operations and Chairman, Loan Committee for World Bank Group in Asia and Africa — 1994 to 1997
  Regional Vice President, East Asia and Pacific World Bank — 1991 to 1994
Directorships:
Centennial Group, Inc.
HCL Perot Systems Inc.
Infrastructure Development Finance Co.
Synergy Power Co.

Roderick C.G. MacLeod (1)
Age: 52
Committee Memberships: Audit and Safety, Health and Environmental Affairs
Director since: 1998
Term of Office Expires: 2004
Business Experience:
St. Martins Finance Ltd (private equity investment company):
  Co-founder and Principal — 1985 to present
Directorships:
BNB Resources PLC
E.I.E.C. S.A.
Oxford Forecasting Services Ltd.
T.V. Jobshop Plc.
Waverley Investments (UK) Ltd.

John H. McArthur
Age: 68
Committee Memberships: Compensation, Executive and Nominations (Chair)
Director since: 1990
Term of Office Expires: 2005
Business Experience:
World Bank:
  Senior Advisor to the President, World Bank Group — 1995 to present
Harvard University:
  Dean of Graduate School of Business Administration — 1980 to 1995
Directorships:
The AES Corporation
BCE Inc.
BCE Emergis, Inc.
Glaxo SmithKline PLC
HCA Incorporated
Rohm and Haas Company
Springs Industries, Inc.
Koç Holdings A.S.
Telsat Canada

John F. O’Brien
Age: 59
Committee Memberships: Audit (Chair) and Nominations
Director since: 1990
Term of Office Expires: 2003 (Nominee for Election)
Business Experience:
Allmerica Financial Corporation (holding company):
  President and Chief Executive Officer — 1995 to 2002
Allmerica Investment Trust (investment company):
  Chairman of the Board — 1989 to 2002
Allmerica Securities Trust (investment company):
  Chairman of the Board — 1989 to 2002
Directorships:
ABIOMED, Inc.
Allmerica Financial Corporation
The TJX Companies, Inc.

Ronaldo H. Schmitz
Age: 64
Committee Memberships: Compensation and Safety, Health and Environmental Affairs
Director since: 2001
Term of Office Expires: 2004
Business Experience:
Deutsche Bank AG (banking):
  Member of the Group Board — 1991 to 2000 (retired)
  Executive Vice President — 1990
BASF AG:
  Member of the Board of Managing Directors — 1980 to 1990
Directorships:
Glaxo SmithKline PLC
Legal & General Group PLC
Rohm and Haas Company

Lydia W. Thomas
Age: 58
Committee Memberships: Audit and Safety, Health and Environmental Affairs (Chair)
Director since: 1994
Term of Office Expires: 2003 (Nominee for Election)
Business Experience:
Mitretek Systems, Inc. (research and development for public interest):
  President and Chief Executive Officer — 1996 to present
  Senior Vice President and General Manager — 1996
The MITRE Corporation:
Center for Environment, Resources and Space:
  Senior Vice President and General Manager — 1992 to 1996
  Vice President — 1989 to 1992
  Technical Director — 1982 to 1989
Directorships:
Charles Stark Draper Laboratory Inc. (Member)
United States Energy Association

Mark S. Wrighton
Age: 53
Committee Memberships: Compensation and Safety, Health and Environmental Affairs
Director since: 1997
Term of Office Expires: 2003 (Nominee for Election)
Business Experience:
Washington University in St. Louis:
  Chancellor and Professor of Chemistry — 1995 to present
Massachusetts Institute of Technology:
  Provost — 1990 to 1995
  Head of Department of Chemistry — 1987 to 1990
Directorships:
A.G. Edwards, Inc.
Helix Technology Corporation
Ionics, Incorporated
OIS Optical Imaging Systems, Inc.

(1)	Roderick C.G. MacLeod’s spouse is a first cousin once removed of John G.L. Cabot.

Information on the Board of Directors and its Committees

General

      The Board of Directors of the Company held six meetings during the 2002 fiscal year. The Board has five standing Committees: Audit Committee, Compensation Committee, Executive Committee, Nominations Committee and Safety, Health and Environmental Affairs Committee (the “SH&E Committee”). Membership on each Committee is listed above under the directors’ names. The Audit, Compensation, Nominations and SH&E Committees are presently composed entirely of non-employee directors. The Executive Committee is presently composed of one employee director and two non-employee directors.

Board Committees

      The Audit Committee assists the Board with oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent accountant’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors. Beginning in the fiscal year 2003, the Audit Committee will annually appoint the independent accountants as the auditors of the Company and its subsidiaries. The Committee also reviews the arrangements for and the results of the auditors’ examination of the Company’s books and records, auditors’ compensation, internal accounting control procedures and activities and recommendations of the Company’s internal and external auditors. The Committee discusses the Company’s annual audited financial statements and quarterly financial statements with management and the Company’s independent accountants, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as the Company’s earnings press releases. It also reviews the Company’s accounting policies, risk assessment and risk management policies, control systems and compliance activities. The Committee reports to the Board on Audit Committee activities and makes such investigations as it deems appropriate. The Audit Committee met five times during the 2002 fiscal year and, to carry out its increased duties and responsibilities, is currently scheduled to meet 11 times in fiscal year 2003. The Report of the Audit Committee appears at the end of the “Information on the Board of Directors and its Committees” section of this Proxy Statement.

      The Compensation Committee establishes policies applicable to executive compensation, determines the salaries, bonuses and other remuneration of the officers of the Company who are also directors, and reviews the salaries, incentive compensation and other remuneration of all other officers and key executives of the Company. In addition, the Committee determines whether any discretionary contributions will be made by the Company to the Savings Plan. The Compensation Committee administers the Company’s supplemental employee benefit plans, the short-term incentive plan and the long-term equity incentive plans, which includes the adoption of the rules and regulations therefor, the designation of participants, the determination of the terms of awards and the determination of the aggregate size of the short-term incentive and long-term equity incentive programs in any given year. The Committee reviews the activities of the Company’s Benefits and Investment Committees and reviews the Company’s human resources policies and certain compliance activities. Until fiscal year 2003, the Committee has also made recommendations to the Board of Directors with respect to directors’ compensation. This responsibility is being transitioned to the Company’s Nominations Committee. The Compensation Committee met three times and took action by written consent two times during the 2002 fiscal year.

      The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of the business of the Company between Board meetings. Actions taken by the Executive Committee are regularly reported to the Board at its next meeting. The Executive Committee took action by written consent three times during the 2002 fiscal year.

      The Nominations Committee is responsible for developing and recommending to the Board of Directors corporate governance principles for the Board, identifies individuals qualified to become Board members and selects nominees for membership on the Board of Directors. Nominees suggested by stockholders and sent to the Committee in care of the Chairman of the Board will be considered by the Committee. Beginning in fiscal year 2003, the Nominations Committee will also make recommendations to the Board of Directors with respect to directors’ compensation. The Nominations Committee met two times during the 2002 fiscal year.

      The SH&E Committee reviews the Company’s safety, health and environmental management programs and major hazards analyses. The Committee consults with the Company’s internal and outside safety, health and environmental advisors regarding the management of those programs. It also reviews the Company’s environmental spending. The SH&E Committee met three times during the 2002 fiscal year.

Board Compensation

      Directors who are not employees of the Company received 1,600 shares of Common Stock, pursuant to the Company’s Non-Employee Directors’ Stock Compensation Plan, and four quarterly cash payments of $3,500 during fiscal year 2002. Non-employee directors also received $1,200 for attending each Board meeting and each Committee meeting of which they were a member. Non-employee directors who are Committee chairs also received an additional fee of $500 per quarter. Employee directors of the Company receive no additional compensation for their duties as directors. All directors were also reimbursed for travel expenses incurred for attending all Board and Committee meetings and were covered by the Company’s travel accident insurance policy. The Nominations Committee recently reviewed Board compensation and, in light of recommendations of its outside advisors, the Board voted to amend the Non-Employee Directors’ Stock Compensation Plan to increase the number of shares of Common Stock granted annually to non-employee directors to 2,000 shares. The Board also voted to increase, effective April 1, 2003, the quarterly cash payments paid to non-employee directors to $5,000, to increase Board and Committee meeting fees to $1,700 per meeting, to increase the quarterly Committee chair fees for all Committee chairs other than the Audit Committee chair to $1,000, and to increase the quarterly Audit Committee chair fees to $2,500.

      From time to time, the Company’s directors provide advice and consultation to the Company in addition to their regular duties as directors, for which they are compensated by the Company. During the 2002 fiscal year, no such services were provided and no such compensation was paid.

      Under the Cabot Corporation Deferred Compensation Plan, directors are permitted to defer receipt of their cash retainer and Board and Committee meeting fees for a period of at least three years or until they leave the Board of Directors. Two of the Directors have elected to defer their cash retainer and meeting fees in accordance with this plan. Such deferred amounts are accrued in a memorandum account and either (i) credited with interest at a rate equal to Moody’s Corporate Bond Rate, or (ii) treated as invested in phantom stock units, based on the market price of shares of Cabot Common Stock at the time of deferral, with phantom dividends being accrued and treated as if reinvested in phantom stock units.

      In January 2003, the Board authorized an amendment to the Non-Employee Directors’ Stock Compensation Plan to permit deferral of the receipt of shares issued pursuant to that plan, beginning in January 2004. The plan, as amended, permits deferral of the receipt of the shares until retirement from the Board or other termination of services at which time the shares would be issued to the director either in one issuance or in installments over a period of up to ten years. Dividends payable on deferred shares will accrue in a memorandum account and be credited with interest at a rate equal to the Moody’s Corporate Bond Rate.

      All incumbent directors attended at least 75% of the meetings of the Board and of their respective Committees held while they were members during the 2002 fiscal year.

Board Retirement Policy

      The Board of Directors has adopted a retirement policy which requires each director to submit his or her resignation to the Chairman of the Board prior to, and effective at, the Annual Meeting of Stockholders of the Company next following the calendar year of (i) such director’s seventieth birthday, in the case of a director first elected to the Board prior to his or her sixtieth birthday, or (ii) such director’s seventy-second birthday, in the case of a director first elected to the Board on or after his or her sixtieth birthday.

      The Board of Directors has also adopted a retirement policy for employee directors, which requires each employee director to submit his or her resignation to the Chairman of the Board or, in the case of the Chairman of the Board, to a meeting of the Board of Directors, (i) prior to and, if accepted, effective at the Annual Meeting of Stockholders following the calendar year of such director’s sixty-fifth birthday, or (ii) if the director ceases to be an employee of the Company prior to such annual meeting, then no later than the date of and, if accepted, effective upon the termination of such director’s employment with the Company.

Audit Committee Report

      The Audit Committee of the Board of Directors of Cabot Corporation is comprised of five non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and financial management expertise. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on May 12, 2000 and amended in November 2002 to provide the Audit Committee with sole authority to appoint the independent auditor, approve all audit engagement fees and terms, and approve all non-audit services to be provided by the independent auditor (other than those satisfying the de minimus exception set forth in Section 10A of the Exchange Act). The duties and responsibilities of the Audit Committee are described above under the heading “Information on the Board of Directors and its Committees — Board Committees” and include reviewing and discussing the Company’s annual audited financial statements and quarterly financial statements with management and the Company’s independent accountants, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as the Company’s earnings press releases. The following report summarizes the Committee’s activities during fiscal year 2002.

Review of Audited Financial Statements with Management

      The Audit Committee reviewed and discussed the audited financial statements with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountant

      The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant’s independence.

Audit Fees of Independent Accountant

      The aggregate fees paid for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for fiscal year 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q for that year were $1.4 million.

Financial Information Systems Design and Implementation Fees

      No fees were paid for professional services rendered by PricewaterhouseCoopers LLP for financial information systems design and implementation assistance in fiscal year 2002.

All Other Fees

      The aggregate fees paid for services rendered by PricewaterhouseCoopers LLP during fiscal year 2002 other than for those professional services described above were $1.7 million. Such fees included $1.1 million for tax services. The remainder of the non-audit fees primarily related to benefit and insurance plan audits and consultations, statutory audits and internal audit and controls engagements.

      The Audit Committee has considered whether the provision of the foregoing services is compatible with maintaining the principal accountant’s independence, and has determined that such independence has been maintained.

Recommendation that Financial Statements be Included in Annual Report

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Other Matters

      In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be “soliciting material,” or to be “filed” with the Commission or subject to the Commission’s Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

January 28, 2003

John F. O’Brien (Chair)

John G. L. Cabot
Arthur L. Goldstein
Roderick C. G. MacLeod
Lydia W. Thomas

Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More than Five Percent of Common Stock

      The following table sets forth the number of shares of the Company’s Common Stock beneficially owned on November 30, 2002 by each person known by the Company to own beneficially more than 5% of its Common Stock (based solely upon a Schedule 13G for the year ended December 31, 2001 filed by such person), by each director of the Company, by each executive officer named in the Summary Compensation Table below, and by all directors and executive officers as a group.

	Voting Power		Investment Power		Total
					Number of		Percent of
Name	Sole	Shared	Sole	Shared	Shares(1)		Class

Holders of More than Five

Percent of Common Stock

AXA Financial, Inc. (and related entities)
1290 Avenue of the Americas
New York, NY	3,287,283	762,380	6,691,782	15,400	6,707,182		10.8

Directors and Executive Officers

William J. Brady	132,163	–0–	132,163	–0–	132,163		*
Kennett F. Burnes	725,919	–0–	725,919	–0–	725,919	(2)	1.2
John G.L. Cabot	1,787,013	761,039	1,787,013	761,039	2,548,052	(3)	4.1
John S. Clarkeson	7,400	2,000	7,400	2,000	9,400		*
Arthur L. Goldstein	11,400	–0–	11,400	–0–	11,400		*
Gautam S. Kaji	6,600	–0–	6,600	–0–	6,600		*
Roderick C.G. MacLeod	7,400	44,000	7,400	44,000	51,400		*
John H. McArthur	8,743	–0–	8,743	–0–	8,743		*
William P. Noglows	206,536	–0–	206,536	–0–	206,536		*
John F. O’Brien	20,000	–0–	20,000	–0–	20,000		*
Thomas H. Odle	101,964	–0–	101,964	–0–	101,964		*
Ronaldo H. Schmitz	2,400	–0–	2,400	–0–	2,400		*
John A. Shaw	67,475	–0–	67,475	–0–	67,475		*
Lydia W. Thomas	12,800	–0–	12,800	–0–	12,800		*
Mark S. Wrighton	9,000	–0–	9,000	–0–	9,000		*
All directors and executive officers as a group (19 persons)	3,260,782	807,039	3,260,782	807,039	4,067,821	(4)	6.6

*	Less than one percent.

(1)	Includes (a) shares of Common Stock issued to The Vanguard Fiduciary Trust Company, the trustee of the Common Stock portion of the Savings Plan, representing Company contributions accrued as of November 30, 2002, (b) shares issuable upon conversion of Convertible Preferred Stock held by State Street Bank and Trust Company, trustee of the Convertible Preferred Stock portion of the Savings Plan, and (c) shares of Common Stock which may be acquired within 60 days of November 30, 2002 upon the exercise of stock options. The shares of Common Stock allocated to the accounts of named participants in the Savings Plan constitute less than 1% of the Common Stock of the Company and the shares of Convertible Preferred Stock allocated to the accounts of named participants in the Savings Plan constitute less than 1% of the Convertible Preferred Stock of the Company. The Savings Plan referred to above has two components, a 401(k) plan with a Company matching contribution and an employee stock ownership plan.

(2)	Includes 96,957 shares of Common Stock which Mr. Burnes has the right to acquire upon the exercise of stock options.

(3)	Mr. Cabot disclaims beneficial ownership of 761,039 of such shares.

(4)	Shares of Common Stock shown as being beneficially owned by directors and executive officers as a group include: (i) 96,957 shares which such individuals have the right to acquire upon the exercise of stock options; (ii) 27,062 shares held for their benefit by The Vanguard Fiduciary Trust Company as trustee of the Common Stock portion of the Savings Plan; (iii) 52,685 shares (issuable upon conversion of 360 shares of Convertible Preferred Stock) held for their benefit by the State Street Bank and Trust Company as trustee of the Convertible Preferred Stock portion of the Savings Plan; and (iv) 761,039 shares of Common Stock as to which beneficial ownership is disclaimed.

Executive Compensation

Summary Compensation Table

      The Summary Compensation Table provides certain compensation information for the last three years with respect to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who were employed by the Company on September 30, 2002. The information includes base salaries, bonuses and long-term compensation grants made to each such executive officer in those years as well as information regarding the value of certain other compensation reportable for such executive officers.

Summary Compensation Table

				Long-term Compensation Awards

		Annual Compensation
					Securities	All Other
					Underlying	Compensation
Name and Principal		Salary	Bonus	Restricted	Options/SARS
Position	Year	($)	($)	Stock ($)(1)	(#)(2)	($)(3)

Kennett F. Burnes	2002	$725,000	$600,000	$2,032,800	—	$355,962
Chairman, President and	2001	$662,500	$800,000	$2,685,100	—	$133,399
Chief Executive Officer	2000	$541,667	$500,000	$1,708,875	60,000	$87,511

William P. Noglows	2002	$450,000	$140,000	$924,000	—	$114,938
Executive Vice	2001	$420,833	$400,000	$1,220,500	—	$62,964
President	2000	$350,000	$250,000	$1,166,375	60,000	$44,006

John A. Shaw	2002	$350,000	$110,000	$1,553,175	—	$33,445 (4)
Executive Vice	2001	$0	$0	$0	—	$0
President	2000	$0	$0	$0	—	$0

William J. Brady	2002	$325,000	$150,000	$646,800	—	$69,620
Vice President	2001	$281,250	$225,000	$854,350	—	$40,619
	2000	$212,917	$90,000	$341,775	7,500	$29,789

Thomas H. Odle	2002	$275,000	$140,000	$646,800	—	$72,018
Vice President	2001	$245,833	$300,000	$610,250	—	$36,889
	2000	$201,667	$125,000	$284,813	—	$38,812

(1)	The value of the shares of restricted stock set forth in the Table was determined based upon the fair market value of such shares on the date of grant ($27.13 for grants made on May 11, 2000, $34.87 for grants made on May 10, 2001, and $26.40 for grants made on May 9, 2002) less the amount paid by the named executive officer to the Company for such shares. The named executive officers were granted the following shares of restricted stock in May 2002 under the Company’s 1999 Equity Incentive Plan: Mr. Burnes: 110,000 shares; Mr. Noglows: 50,000 shares; Mr. Shaw: 30,000 shares; Mr. Brady: 35,000 shares; and Mr. Odle: 35,000 shares. In addition, Mr. Shaw was granted 30,000 shares of restricted stock in January 2002, the value of which was determined based upon the fair market value of such shares on the date of grant ($35.05) less his purchase price.

The number and value (calculated at fair market value as of September 30, 2002 ($21.00 per share), less the amount paid by the named executive officer) of all restricted stock of the Company held by the named executive officers on September 30, 2002 were as follows: Mr. Burnes: 310,000 shares ($3,755,825); Mr. Noglows: 140,000 shares ($1,695,500); Mr. Shaw: 66,609 shares ($845,589); Mr. Brady: 88,000 shares ($1,058,225); and Mr. Odle: 75,000 shares ($914,237).

Effective as of the close of business on Friday, September 29, 2000, the Company distributed to its shareholders all of its remaining shares of common stock of Cabot Microelectronics Corporation (“Cabot Microelectronics”). The valuations set forth in the table above for 2000 do not give effect to that distribution and the resulting adjustment of the Company’s Common Stock price. The Cabot Microelectronics shares were distributed to stockholders, including the named executive officers, at the rate of 0.2804 shares of Cabot Microelectronics common stock per Common Share of Cabot Corporation.

Except for the special incentive grants discussed in the following paragraph and where otherwise noted, the restricted stock awards set forth in the Table vest, in their entirety, three years from the date of grant.

In the event of a change in control (as defined in the Equity Incentive Plans), the shares of restricted stock will immediately become free of all restrictions and conditions. In accordance with the Company’s 2000, 2001 and 2002 long-term incentive compensation programs under the Company’s 1999 Equity Incentive Plan, each of the named executive officers paid to the Company 30% of the fair market value on the date of grant of the shares of stock awarded in 2000, 2001 and 2002. All of the funds for the payment for restricted stock purchased in 2000 and 2001 by the named executive officers were borrowed from the Company under the Cabot Loan Program, which, until 2002, was available to all recipients of restricted stock grants. (See “Certain Relationships and Related Transactions” below.) None of the Company’s executive officers participated in the Cabot Loan Program in connection with the 2002 long-term incentive compensation program. All participants under the Cabot Loan Program, including the named executive officers for the 2000 and 2001 awards, are obligated to pay interest on the loans and to repay the funds borrowed. Interest on loans made in connection with 2000 awards accrues at a rate of 6% per annum and interest on loans made in connection with 2001 awards accrues at a rate of 5.5% per annum. In addition, shares purchased with borrowed funds are pledged to the Company as collateral for the loans. Also included in the table above are the following awards: (a) 15,000 shares awarded without cost to Mr. Noglows in May 2000 under the Company’s Equity Incentive Plans which vest in three equal installments on the third, fourth and fifth anniversaries of the award; (b) 12,500 shares awarded without cost to Mr. Brady in May 2000 under the Company’s Equity Incentive Plans which vest in three equal installments on the third, fourth and fifth anniversaries of the award; (c) 10,000 shares awarded without cost to Mr. Odle in May 2000 under the Company’s Equity Incentive Plans which vest in three equal installments on the third, fourth and fifth anniversaries of the award, and (d) 7,500 shares awarded without cost to Mr. Shaw in January 2002 under the Company’s 1999 Equity Incentive Plan, one third of which vested immediately, one third of which vested in January 2003 and one third of which vests in January 2004. Cash dividends are paid on all shares of restricted stock, but are automatically applied to pay any accrued and unpaid interest on loans made under the Cabot Loan Program.

In addition to the long-term incentive grants, on November 9, 2000, certain executive officers were awarded special incentive grants consisting of shares of restricted Common Stock in recognition of their contribution to transactions during the year which created value for the shareholders, including the spin-off of Cabot Microelectronics and the sale of the liquefied natural gas (“LNG”) business. The shares, which vested on June 1, 2001 so long as the recipient was an employee of the Company on that date, and which are included in the table under the heading “Beneficial Stock Ownership of Directors, Executive Officers and Persons Owning More than Five Percent of Common Stock” above, to the extent they have not been sold by the recipients, were granted without cost to the executive officers. In connection with this program, Mr. Burnes received 11,000 shares of the Company’s Common Stock and Mr. Noglows received 2,000 shares of the Company’s Common Stock. Based on the $23.375 per share closing price of the Company’s Common Stock on the date of grant, the value of the awards to Messrs. Burnes and Noglows was $257,125 and $46,750, respectively.

(2)	Represents options to purchase common stock of Cabot Microelectronics received by the named executive officers from Cabot Microelectronics in April 2000 in connection with the initial public offering of the common stock of Cabot Microelectronics and the subsequent spin-off to Cabot Corporation stockholders of the remaining common stock of Cabot Microelectronics referred to above in note (1). The exercise price of the options, which vested immediately upon grant and expire in April 2005, is $20.00 per share. No such options were granted in 2001 or 2002.

(3)	The information in the column headed “All Other Compensation” represents matching contributions and accruals under the Company’s retirement plans.

The Supplemental Retirement Savings Plan was established by the Company to provide benefits to executive officers and other officers and employees of the Company in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code (the “Code”) prevent participants in the Savings Plan from receiving some of the benefits provided under the Savings Plan. In addition to the supplemental benefit relating to such limits, Mr. Burnes is entitled to receive an additional benefit under the ESOP portion of the Supplemental Retirement Savings Plan equal to the total benefit he would have accrued in the fiscal year under the ESOP portion of the Savings Plan if the ERISA and Code limitations were not applicable. Accruals for this additional benefit to Mr. Burnes are included in the amounts shown above.

The Company provides executive officers and other managers, including the named executive officers, with death benefit protection in the amount of three times their salaries, including $50,000 of group life insurance coverage. No amount has been included in the column headed All Other Compensation for this benefit because no amount was accrued by the Company for the benefit and the benefit, other than the group life insurance (which is available to all employees in amounts determined by the level of their salaries), is not funded by insurance on the lives of any of the named executive officers. The Company’s cost of the program generally is funded by insurance on the lives of various other present and former employees of the Company. The value of this benefit, based upon the taxable income it would constitute if it were insurance, does not exceed $12,000 per year for any named executive officer.

(4)	This amount does not include a $300,000 relocation loan made by the Company to Mr. Shaw in January 2002 in connection with his relocation to Massachusetts.

Option Grants in Last Fiscal Year

      There were no grants of stock options under the Cabot Corporation plans to the named executive officers during the fiscal year ended September 30, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information with respect to the number of unexercised Cabot Corporation stock options held by each named executive officer on September 30, 2002, and the value of the unexercised in-the-money options at that date. The options shown in the table were granted in 1999, vested immediately, and expire in November 2004. No options were exercised by any named executive officer in 2002.

Cabot Corporation Options

Number of
	Securities	Value of
	Underlying	Unexercised
	Unexercised	In-the-Money
	Options	Options at
	at Fiscal	Fiscal
	Year-End(#)	Year-End($)(1)

Name	Exercisable	Exercisable

Kennett F. Burnes	96,957	985,704
William J. Brady	—	—
William P. Noglows	—	—
Thomas H. Odle	—	—
John A. Shaw	—	—

(1)	The value of unexercised in-the-money options at September 30, 2002 was determined by taking the difference between the fair market value of Cabot Common Stock on September 30, 2002 ($21.00 per share) and the option exercise price ($10.8336 per share), multiplied by the number of shares underlying such options at that date. The values have not been realized and may not be realized. The options have not been exercised and may never be exercised. In the event the options are exercised, their value will depend upon the fair market value of the underlying Cabot Common Stock on the date of exercise.

      As a result of the spin-off of the common stock of Cabot Microelectronics referred to above in notes (1) and (2) to the Summary Compensation Table, the Company adjusted the exercise price and the number of Cabot options outstanding at September 30, 2000 to maintain the same intrinsic value as prior to the spin-off. The stock option adjustment ratio was 1.742268, representing the Company’s Common Stock closing price prior to the spin-off ($31.6875) divided by the opening price of Cabot Common Stock after the spin-off ($18.1875). The number of outstanding stock options was increased by multiplying the number of options by the stock option adjustment ratio for each award, and the exercise price of outstanding stock options was decreased by dividing the exercise price by the stock option adjustment ratio for each award.

          Equity Compensation Plan Information

      The following table provides information as of September 30, 2002 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans. All of the Company’s equity compensation plans, other than the Supplemental Retirement Savings Plan, have been approved by the Company’s stockholders.

Number of
	securities to be		Number of securities
	issued upon	Weighted-average	remaining available for
	exercise of	exercise price of	future issuance under
	outstanding	outstanding	equity compensation plans
	options, warrants	options, warrants	(excluding securities
Plan category	and rights	and rights	reflected in column (a))

Equity compensation plans approved by security holders	1,854,145	$20.48	3,740,181
Equity compensation plans not approved by security holders(1)	138,438	N/A	(1)

(1) The Supplemental Retirement Savings Plan was established by the Company to provide benefits to executive officers and other officers and employees of the Company in circumstances in which the maximum limits established under ERISA and the Code prevent participants in the Company’s Savings Plan from receiving some of the benefits provided under the Savings Plan. Contributions to this plan are generally based on pay in excess of the IRS maximum eligible compensation and the Company match and ESOP formulas described in the Savings Plan. Prior to January 1, 2002, payments were made under the Supplemental Retirement Savings Plan in cash. Effective January 1, 2002, participants receive distributions of their vested account balances in the form of shares of Common Stock. In March 2002, the Board of Directors authorized the Company to repurchase 250,000 shares of Common Stock to be held in Treasury for issuance pursuant to the Supplemental Retirement Savings Plan, as well as the repurchase of additional shares from time to time after such distributions to replenish the amount of Treasury shares available for future distributions. The total number of shares issuable pursuant to the Supplemental Retirement Savings Plan is not determinable.

          Pension Plan Table

      Under the Cash Balance Plan (the “Plan”), for each year beginning with the Plan year commencing October 1, 1988, the Company provides participants, including the executive officers named in the Summary Compensation Table, with annual pay-based credits of 3% of eligible compensation (up to the Social Security Wage Base) during the first five years of service, 3.5% for the next five years and 4% after 10 years of service, plus, in each case, additional credits of 2% of earnings in excess of the Social Security Wage Base. All balances in the accounts of participants are credited with interest at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participants commence receiving benefit payments. For the Plan year 2002, the interest rate was 2.18%. At retirement, participants eligible for benefits may receive the balance standing in their account in a lump sum or as a monthly pension having equivalent actuarial value. Benefits for service through September 30, 1988 are based on the Plan formula then in effect, and have been provided for through the purchase of a group annuity contract issued by an insurance company.

      The Pension Plan Table appearing below sets forth the estimated annual benefit payable to each of the individuals named in the Summary Compensation Table as a single life annuity at age 65 under the Plan and the supplemental cash balance plan (collectively the “CBP”). The supplemental cash balance plan was created by the Company to provide benefits to executive officers and other officers and employees of the Company in circumstances in which the maximum limits established under ERISA and the Code prevent participants from receiving some of the benefits provided under the Plan, which is a qualified plan. In addition to the supplemental benefit relating to such limits, Mr. Burnes accrued an additional benefit under the supplemental cash balance plan equal to the total benefit he would have accrued for the fiscal year under the Plan if such limitations were not applicable. The amounts set forth in the following table assume that Messrs. Burnes, Noglows, Shaw, Brady and Odle each continue to be employed by the Company until age 65 at his annual base salary at September 30, 2002 and with an annual bonus equal to the average of his annual bonuses for fiscal years 2000, 2001 and 2002. The definition of “compensation” in the Plan was amended effective July 1, 1996 to include bonuses.

Pension Plan Table

Annual Benefit
Executive Officer	Payable(1)

Kennett F. Burnes	$222,000
William P. Noglows	$200,000
John A. Shaw	$29,000
William J. Brady	$151,000
Thomas H. Odle	$105,000

(1)	The Pension Plan Table does not include amounts payable pursuant to the Company’s Savings Plan, the Supplemental Retirement Savings Plan or any post-retirement benefit plans.

Employment Contracts and Termination of Employment and Change in Control Arrangements

      None of the executive officers named in the Summary Compensation Table has an employment agreement with the Company.

      All of the executive officers named in the Summary Compensation Table participate in benefit plans sponsored by the Company including the CBP, the Savings Plan, the Supplemental Retirement Savings Plan, the 1996 Equity Incentive Plan and the 1999 Equity Incentive Plan. Each of those plans provides that upon the occurrence of a change in control, any benefits granted or contributed by the Company for the benefit of participants, including those executive officers, will vest in such individuals.

      In January 1998, the Board of Directors approved the Cabot Corporation Senior Management Severance Protection Plan (the “Senior Management Plan”) and the Cabot Corporation Key Employee Severance Protection Plan (the “Key Employee Plan,” and together with the Senior Management Plan, the “Severance Plans”). Under the Severance Plans, in case of a change in control, a participant whose employment with the Company terminates within three years after the change in control other than for cause, disability, death or certain other specified reasons, is entitled to a severance benefit. Under the Senior Management Plan, the severance benefit is two times the participant’s annual cash compensation (salary plus bonus); under the Key Employee Plan, the severance benefit is equal to one times the participant’s annual cash compensation (salary plus bonus). To the extent a participant in either of the Severance Plans is entitled to severance benefits of the type provided under the Severance Plans under any other plan or program provided by the Company or its affiliates, or pursuant to any agreement with the Company or its affiliates, or by law, the provision of such other benefits counts toward the Company’s obligation to provide the benefits under the Severance Plans so that the benefits are not duplicative. In addition, a person who is a participant in both Severance Plans shall only receive benefits under the Senior Management Plan. Messrs. Burnes, Brady, Noglows, Odle, and Shaw, as well as other senior officers of the Company, are participants in the Senior Management Plan. The Severance Plans were not adopted in response to any particular threat.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors of Cabot Corporation is composed of five non-employee directors. It is responsible for, among other matters, establishing policies applicable to the compensation of the Company’s executive officers and reporting on such policies to the Board of Directors and stockholders, determining the salaries, incentive compensation and other remuneration of executive officers of Cabot who are directors, and reviewing salaries, compensation and remuneration for all other officers of Cabot. The Committee regularly reviews the effectiveness of the Company’s executive compensation practices and revises them as appropriate. This is a report on the compensation philosophy of the Committee and its executive compensation activities relating to fiscal year 2002.

Executive Compensation Philosophy.

      The Committee’s philosophy is to compensate the Company’s executive officers based on factors described below in a range that is generally competitive with compensation paid by comparable companies. Certain of the companies compared for compensation purposes are included in the Standard & Poor’s Chemicals Index or the Standard & Poor’s Specialty Chemicals Index, both of which indices are used in the Performance Graph which follows this report. The objectives of the Committee’s executive compensation policies are to attract and retain highly qualified executives, motivate them to achieve the business objectives of the Company and link their long-term interests with those of the stockholders. The principal components of Cabot’s executive compensation are base salary, performance-based annual incentive payments and long-term incentive grants.

      Base Salary. Base salary is the foundation to which performance-based incentive compensation is added. An executive’s base salary is based primarily on base salaries for similar positions paid by comparable companies, taking into account the Company’s use of incentive compensation awards as part of an executive’s total compensation package. The Committee attempts to set base salaries such that, together with the incentive compensation, it will be able to attract and retain key executives.

      Performance-Based Annual Incentive Payments. Annual incentive payments for executive officers are based on an evaluation of performance against objectives that are set at the beginning of each fiscal year and reviewed at its conclusion, with the objective of motivating the executive officers to carry out the Company’s annual business plan by rewarding them upon its accomplishment. In 2002, the short-term incentive payment for each executive officer other than Mr. Burnes was based 50% on the Company’s financial performance and 50% on the officer’s performance measured against his or her individual goals and objectives for fiscal 2002. The annual incentive payment for each executive officer who was a 2002 participant in the Cabot Corporation Short-Term Incentive Compensation Plan (the “Short-Term Plan”; see “One Million Dollar Cap on Deductibility of Compensation” below) was determined by first calculating the percentage by which the Company’s Adjusted Net Income1 for fiscal year 2002 exceeded Average Stockholders’ Equity2. If the specified percentage difference between the two amounts had not been achieved, no awards would have been made under the Short-Term Plan. A percentage of that difference became the maximum aggregate dollar amount of short-term incentive awards that could be made to all participants in the Short-Term Plan in respect of fiscal year 2002. The Committee then applied a percentage, determined by the Committee for each participant at the beginning of the year, to that aggregate amount. The resulting dollar amount was the maximum short-term incentive award that could be made to that participant. The Committee then exercised its discretion to reduce those maximum awards for all 2002 Short-Term Plan participants to levels it believed to be appropriate using the bases for evaluation described at the beginning of this paragraph. The annual incentive payment for each executive officer who was not a 2002 participant in the Short-Term Plan was determined using the same bases for evaluation but without a maximum limit.

      Long-Term Incentive Grants. Long-term incentive grants are intended to promote superior future performance. They are aimed primarily at retaining executives and satisfying the objective of linking executives’ long-term interests with those of the stockholders. During the past year, each long-term incentive grant involved a specific number of shares of Common Stock (the “Grant Number”) that the executive officer could elect either to purchase as shares of restricted stock at 30% of the market price of such stock on the date of grant or to receive as a non-qualified stock option for a number of shares of Cabot Common Stock equal to 2.0 times the Grant Number, exercisable at 100% of the market price of such stock on the date of the grant. Both the restricted stock and the stock options are subject to a three-year vesting period, and the benefits of both types of grants (other than dividends already paid on the restricted stock) are forfeited if the executive leaves the Company prior to the end of such three-year period for any reason other than death or disability, unless the Committee, in its sole discretion, determines otherwise.

      The Committee evaluates executive officer compensation annually, based on the Committee’s review of each officer’s performance, responsibilities, achievements in managing his or her individual business unit or staff, and expectations of such officer’s future performance. The Committee’s evaluations also take into

1 For purposes of the Short-Term Plan, Adjusted Net Income is defined as the consolidated net income of the Company as reported in the Company’s Annual Report on Form 10-K, excluding from or including in (whichever shall increase the result of the calculation) the calculation of Net Income an extraordinary or non-recurring item, a change in tax laws, an item relating to discontinued operations, an item relating to a divested business or a sale of one or more businesses, a restructuring charge, an accounting change or any other special, unusual or non-recurring gain or loss.
2 For purposes of the 2002 Short-Term Plan, Average Stockholders’ Equity is defined as the average of total stockholders’ equity at the end of fiscal years 2001 and 2002.

consideration the views of Mr. Burnes and other senior management colleagues of the performance of each executive officer.

Chief Executive Officer’s Compensation

      The Committee based Mr. Burnes’ compensation on three factors: (i) scorecard goals (financial and non-financial); (ii) performance relative to peer companies; and (iii) leadership. The scorecard consists of financial goals taken from the Company’s annual business plan, non-financial goals covering initiatives to drive improvements to profit performance and specific goals established with the Committee. Non-financial goals included goals from long-range plans, scorecards and continuous improvement plans from across the Company; improvement in safety, health and environmental performance; and the implementation of the Company’s ERP (enterprise resource planning) system. Performance relative to peer companies was assessed on the following measures: (i) earnings-per-share; (ii) return-on-equity; (iii) return-on-assets; and (iv) total shareholder value return. The factors considered in assessing leadership included: (i) overall leadership; (ii) strategic planning; (iii) financial objectives and results; (iv) innovation and change; (v) succession planning; (vi) communications; (vii) external relations; and (viii) relations with the Board of Directors. The leadership review process includes review of a report to the Committee of the results of the roundtable review process conducted by the Company’s Operating Committee, which consists of certain members of senior management of the Company.

      Base Salary. Mr. Burnes’ base salary during calendar year 2002 was $725,000. After careful review of pay practices at comparable companies, the Committee approved an increase, effective January 1, 2003, in Mr. Burnes’ salary to $770,000.

      Annual Incentive Payment. Mr. Burnes received an annual incentive payment for fiscal year 2002 of $600,000. Mr. Burnes was a 2002 participant in the Short-Term Plan. Following the calculations described above, the Committee’s starting point for determining his incentive payment was $1,810,000. The Committee then exercised its discretion to reduce that amount to $600,000 and, in doing so, considered the Company’s performance compared both to its business plan and its peer companies, as well as the other factors discussed above. Although the Company’s financial performance during the 2002 fiscal year was negatively impacted by general economic conditions and disputes with certain of the Company’s tantalum supply customers, the Company met the majority of its non-financial goals for the fiscal year.

      Long-Term Incentive Grant. In fiscal year 2002, Mr. Burnes was granted the right to purchase 110,000 restricted shares of Cabot Common Stock or receive options to purchase 220,000 shares of Common Stock. Mr. Burnes elected to purchase 110,000 shares of restricted stock.

One Million Dollar Cap on Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid by public companies to specified executive officers whose compensation, determined in accordance with Section 162(m), exceeds one million dollars in a particular year. In March 1999, in order to reduce the impact of Section 162(m), Cabot’s stockholders approved the Short-Term Plan, which was intended to comply with the requirements for tax deductibility under Section 162(m) with respect to the annual incentive payments made under that plan. The stockholders approved the adoption of a new Short-Term Incentive Compensation Plan at the 2001 Annual Meeting. Compensation paid to Mr. Burnes and the other named executive officers, other than payments made under the Short-Term Plan, remain subject to Section 162(m). At present, the loss of deductions under Section 162(m) does not have a material impact on the Company. However, the Committee plans to review the issue from time to time.

January 28, 2003

John S. Clarkeson (Chair)

Gautam S. Kaji
John H. McArthur
Ronaldo H. Schmitz
Mark S. Wrighton

Performance Graph

      The following graph compares the cumulative five-year total stockholder return on Cabot Common Stock from September 30, 1998 through September 30, 2002, with the S&P 500 Stock Index, the S&P Midcap 400 Index, the S&P Specialty Chemicals Index and the S&P Chemicals Index. The comparison assumes the investment of $100 on October 1, 1997 in the Company’s Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The stockholder return on Cabot Common Stock takes into account the distribution to Cabot stockholders on September 29, 2000 of .28047 shares of common stock of Cabot Microelectronics Corporation for each share of Cabot Common Stock held.

Comparison of Five Year Cumulative Total Return

	Sept. 30, 1998	Sept. 30, 1999	Sept. 30, 2000	Sept. 30, 2001	Sept. 30, 2002

Cabot Corporation	93.97	91.07	123.70	254.71	136.53
S&P 500 Stock Index	109.05	139.36	157.88	115.85	92.12
S&P Midcap 400 Index	93.69	117.57	168.38	150.67	120.96
S&P Specialty Chemicals Index	82.83	98.83	73.31	86.78	96.72
S&P Chemicals Index	93.76	100.41	80.27	88.11	88.39

Certain Relationships and Related Transactions

      In July 2000, the Company made an interest-free loan in the principal amount of $300,000 to Roland Silverio, Vice President of Organizational Design of the Company. Repayment of the loan is secured by a mortgage on Mr. Silverio’s primary residence. Mr. Silverio is required to make principal payments on the loan equal to 50% (pre-tax) of any cash bonuses paid to him by the Company, plus 50% (pre-tax) of any increases in his salary. Unless otherwise accelerated pursuant to its terms, the note is due and payable in full in July 2005. The largest amount outstanding at any one time under this loan during fiscal year 2002 was $200,000, and the outstanding principal amount of the loan on January 8, 2003 was $185,000.

      In January 2002, the Company made a loan in the principal amount of $300,000 to John A. Shaw, Executive Vice President and Chief Financial Officer of the Company, in connection with his relocation to Boston, Massachusetts. While the loan is not interest-bearing, interest on the loan is imputed for income tax purposes at a rate of 4.4% per annum. Repayment of the loan is secured by a mortgage on real property owned by Mr. Shaw. Mr. Shaw is required to make principal payments on the loan equal to 50% (pre-tax) of any cash bonuses paid to him by the Company, plus 50% (pre-tax) of any increases in his salary. Unless otherwise accelerated pursuant to its terms, the note is due and payable in full in January 2007. The largest amount outstanding at any one time under this loan during fiscal year 2002 was $300,000, and the outstanding principal amount of the loan on January 8, 2003 was $245,000.

      In February 2002, the Company made an interest-free loan in the principal amount of $350,000 to Robby D. Sisco, Vice President of Human Resources of the Company, in connection with his relocation to Boston, Massachusetts. Repayment of the loan is secured by a mortgage on Mr. Sisco’s primary residence. Mr. Sisco is required to make principal payments on the loan equal to 50% (pre-tax) of any cash bonuses paid to him by the Company, plus 50% (pre-tax) of any increases in his salary. Unless otherwise accelerated pursuant to its terms, the note is due and payable in full in February 2007. The largest amount outstanding at any one time under this loan during fiscal year 2002 was $350,000, and the outstanding principal amount of the loan on January 8, 2003 was $317,500.

      Under the Cabot Loan Program (see note 1 to the Summary Compensation Table above), the Company made loans to certain of its employees in connection with their purchases of restricted Common Stock under the Company’s long-term incentive compensation programs in 2000, 2001 and 2002. Until 2002, such loans have been available to all recipients of restricted stock grants under these programs. Beginning with awards made under the 2002 long-term incentive compensation program, because of restrictions set forth in Section 402 of the Sarbanes-Oxley Act of 2002 (“SOx”), the Company’s executive officers are not eligible to participate in the Cabot Loan Program, although loans to the Company’s executive officers outstanding as of July 30, 2002 were grandfathered under SOx and, to the extent they were not otherwise due and payable to the Company, remain outstanding. The amounts listed opposite each executive officer’s name in the table below indicate (i) the largest amount outstanding at any one time during fiscal year 2002 under loans made under the Cabot Loan Program, and (ii) the aggregate amount outstanding as of September 30, 2002.

Loans to Executive Officers in Connection

with Long-Term Incentive Program

	Largest
	Amount
	Outstanding	Amount
	During	Outstanding at
	Fiscal Year	September 30,
Name Of Executive Officer	2002	2002

William J. Brady	$609,775	$512,575
Kennett F. Burnes	$2,409,475	$1,882,975
Eduardo E. Cordeiro	$172,018	$145,288
Ho-il Kim	$197,975	$153,425
William P. Noglows	$1,075,300	$848,500
Thomas H. Odle	$200,000	$0
Roland R. Silverio	$429,520	$308,020
Robby D. Sisco	$116,815	$116,815
John A. Shaw	$315,600	$315,600

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with all Section 16(a) reports they file with the SEC.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to it and written representations that such reports accurately reflect all reportable transactions and holdings, during the 2002 fiscal year, all Section 16(a) reports applicable to its officers and directors were filed on a timely basis, except for (i) a Form 4 filed by John G.L. Cabot, a director of the Company, reporting Mr. Cabot’s beneficial interest in shares of Cabot stock held in 5 trusts of which Mr. Cabot became a trustee under the will of a family member, and certain sales of Company stock by the trusts, the filing of which was due in April and May 2002 and filed in July 2002, and (ii) a Form 4 filed by John Clarkeson, a director of the Company, reporting the allocation of phantom stock units in lieu of cash compensation pursuant to the Company’s Deferred Compensation Plan, which was due October 10, 2002 and filed October 25, 2002.

Future Stockholder Proposals

      Any stockholder proposal intended for inclusion in the proxy statement for the 2004 Annual Meeting of Stockholders of the Company must be received by the Company at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, by September 30, 2003, and should be sent to the attention of the Corporate Secretary. If a stockholder of the Company intends to present a proposal at the 2004 Annual Meeting of Stockholders of the Company without including it in the Company’s proxy statement, such stockholder must comply with the advance notice provisions of the Company’s By-Laws. Those provisions require that the Company receive the proposal at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, attention Corporate Secretary, not earlier than December 15, 2003, and not later than January 14, 2004.

Annual Report on Form 10-K

      The Company is providing without charge, to each person from whom a proxy is solicited, a copy of the Company’s annual report on Form 10-K, including the financial statements and schedules, for fiscal year 2002. To request an additional copy of the Form 10-K, please write to Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, MA 02210-2019.

Solicitation of Proxies

      The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies personally, by telephone and by facsimile. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $10,000.

Miscellaneous

      The management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts

January 28, 2003

SKU # 0928-PS-03

January 28, 2003

Dear Plan Participant:

      The Annual Meeting of Stockholders of Cabot Corporation will be held on March 13, 2003. The record date for determining stockholders entitled to vote at the meeting was January 16, 2003. Through your participation in the Cabot Corporation Retirement Savings Plan (“RSP”), the Cabot Corporation Long-Term Incentive Program, the Cabot UK Holdings Limited Inland Revenue Approved Employee Share Ownership Plan (“AESOP”), the Cabot Canada Ltd. Employee Stock Purchase Plan (“ESPP”) and/or the Cabot Oil & Gas Corporation Savings Investment Plan (“SIP”), you are the beneficial owner of Cabot Common Stock and/or Cabot Convertible Preferred Stock and have the right to instruct the Trustee of the Plan or Plans in which you participate how to vote your shares. You will be able to vote shares allocated to your accounts by following the instructions on the enclosed proxy card.

      The number of shares allocated to you appears on the enclosed proxy card. If you were a participant in the RSP, the number of shares of Cabot Common Stock held for your account is shown at the top of the card and is followed by the letters “CCS”. The shares of Common Stock issuable upon conversion of Cabot Convertible Preferred Stock held for your account is followed by the letters “CPU” and/or “CPL”. If you are a participant in the Company’s Long-Term Incentive Program, the number of shares of Cabot Common Stock held for your account is followed by the letters “LTI”. If you are a participant in the AESOP, the number of shares of Cabot Common Stock held for your account is followed by the letters “ESO”. If you are a participant in the ESPP, the number of shares of Cabot Common Stock held for your account is followed by the letters “CCE”. If you are a participant in the SIP, the number of shares of Cabot Common Stock held for your account is followed by the letters “SIP”.

      I encourage you to exercise your right to vote these shares by completing the enclosed proxy card instructing the Trustees as to your wishes. Your vote has a doubly important impact. When you vote your shares, you participate directly in the affairs of the Company equally with all other stockholders. In addition, if you hold shares in the RSP your vote directs the Trustees of the RSP how to vote those shares for which no instructions are received from other RSP participants plus shares held in the RSP that have not yet been allocated to participants’ accounts.

      The Trustees of each Plan will have the voting instructions of each participant in the Plan tabulated and will vote the shares of the participants by submitting a final proxy card representing each Plan’s shares for inclusion in the tally at the Annual Meeting. Your individual vote will not be disclosed to anyone in the Company.

      To vote your shares, please read the Notice of Meeting and Proxy Statement carefully, mark and sign the enclosed proxy card, and return it to the Company’s transfer agent, EquiServe, before February 28, 2003 in the enclosed postage-paid envelope. If you prefer, you may vote your shares via telephone or the Internet, as explained on the proxy card.

Sincerely,

KENNETT F. BURNES Chairman of the Board, President and Chief Executive Officer

SKU #0928-EBP-03

DETACH HERE	ZCAB52

PROXY

CABOT CORPORATION

Annual Meeting of Stockholders — March 13, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kennett F. Burnes, Ho-il Kim and Jane A. Bell, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the employee benefit plan(s) shown on the reverse side hereof, to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plan(s), as specified on the reverse side of this card, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 13, 2003 at 4:00 p.m., EST, in the Cityview Ballroom of the World Trade Center, 200 Seaport Boulevard, Boston, Massachusetts, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES AND TRUSTEE, AS APPLICABLE, TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CABOT CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet (Computer Graphic)			Vote-by-Telephone (Telephone Graphic)

		OR
1.	Log on to the Internet and go to http://www.eproxyvote.com/cbt		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions

If you vote over the Internet or by telephone,
please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                      ZCAB51

Please mark
☒	votes as in
this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1.
This proxy/voting instruction card will be voted “FOR” Item 1 if no choice is specified.

1.	Election of Directors. Nominees for terms expiring in 2006:	2.	Transactions of such other business as may properly come before the meeting and any adjournments or postponements thereof.
(01) John G. L. Cabot, (02) John F. O’Brien,
(03) Lydia W. Thomas and (04) Mark S. Wrighton

FOR			WITHHELD
ALL	☐	☐	FROM ALL
NOMINEES			NOMINEES

☐	______________________________
For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc. if applicable. A corporation must sign in its name by the president or other authorized officers. All co-owners must sign.

Signature:	__________________	Date:	__________________	Signature:	__________________	Date:	__________________